EXHIBIT 10.1

GENTHERM INCORPORATED

2013 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Gentherm Incorporated, a Michigan corporation (the “Corporation”), as permitted by the Gentherm Incorporated 2013 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), an option to purchase shares of the Corporation’s common stock (“Option”) as described herein, subject to the terms and conditions of the Plan and this Stock Option Award Agreement (this “Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.

1. NOTICE OF STOCK APPRECIATION RIGHT.

Participant:

Grant Date:

Expiration Date:

Number of Shares of Subject to this Option:

Per Share Exercise Price (the “Exercise Price”):

Type of Option:                                                                         ☐ Incentive Option

                                                                                                       ☐ Nonqualified Option

2. GRANT OF OPTION. The Corporation hereby grants to the Participant, as of the Grant Date, an Option to purchase the number of shares of the Corporation’s common stock (the “Shares”) specified above. [    ].

3. SPECIAL ISO PROVISIONS. If designated as an Incentive Option in Section 1, this Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Nonqualified Option to the extent such Option fails to meet the requirements under Section 422 of the Code. To the extent that the aggregate fair market value (determined on the Grant Date in the Discretion of the Committee) of Shares with respect to which this Option is first exercisable by the Participant during any calendar year under all plans of the Corporation and its Subsidiaries exceeds $100,000, the Option or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as a Nonqualified Option. It should be understood that there is no assurance that the Option will, in fact, be treated as an Incentive Option. If any portion of this Option shall fail to qualify as an Incentive Option, it shall be treated as a Nonqualified Option. By acceptance of this Option, Participant acknowledges and agrees that if Participant sells or otherwise disposes of Shares acquired upon the exercise of an Incentive Option within one year from the date such Shares were acquired or two years from the Grant Date, Participant agrees to deliver a written report to the Corporation within 10 days following the sale or other disposition of such Shares, detailing the net proceeds of such sale or disposition and such other information as may be reasonably requested by the Corporation.

4. VESTING.

(a) Vesting. Subject to the Participant’s continued service with the Corporation or its Subsidiaries unless otherwise provided in Section 4(b) and Section7 below, the Option shall become vested and may be exercised in accordance with the following schedule:

Anniversary of Grant Date (each, a “Vesting Date”)	Cumulative Vested Percentage

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole Discretion, provide for accelerated vesting of the Option at any time and for any reason.

5. Exercise.

(a) Method of Exercise. This Option shall be exercisable during its term by written notice (in the form attached hereto as Exhibit A), which shall state the election to exercise the Option and the number of Shares as to which the Option is to be exercised (an “Option Exercise Election”). Such written notice shall be signed by the Participant and shall be delivered in person, by certified mail or by such other means as approved in writing by the Corporation and which results in written confirmation of actual receipt to the Secretary of the Corporation. Such Option shall be deemed to be exercised upon receipt by the Corporation of such written notice, together with the aggregate Exercise Price due upon such exercise price and any applicable withholding taxes. In no event may this Option be exercised for less than the lesser of (i) 500 Shares and (ii) the number of unexercised Shares remaining under this Option. The Participant may exercise this Option only for whole Shares; the Corporation shall not be required to issue any fractional Shares under any circumstances.

(b) Conditions on Exercise. The Committee may suspend the right to exercise the Option during any period for which the Committee determines, in its sole Discretion, that such suspension would be necessary or advisable in order to comply with the requirements of (i) any applicable federal securities law or rule or regulation thereunder, (ii) any rule of a national securities exchange, national securities association, or other self-regulatory organization, (iii) any other federal or state law or regulation or (iv) any written policy of the Corporation in effect on the date of the proposed exercise (each an “Option Exercise Suspension”). Notwithstanding the foregoing, no Option Exercise Suspension shall extend the term of this Option beyond the original expiration of the Option or in a manner that would otherwise result in the Option becoming nonqualified deferred compensation subject to Section 409A of the Code.

(c) Delivery of Shares. As soon as practicable after the Corporation receives payment for the Shares purchased upon exercise, it shall either deliver a certificate or certificates representing the Shares purchased to the Participant or his designee or evidence such transfer of ownership by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Company. Such certificate, if issued, shall be registered in the name of the Participant, or the names of such individuals that are permitted transferees under the terms of the Plan.

6. PAYMENT UPON EXERCISE. Upon exercise of all or any portion of this Option, Participant must pay the full amount of the Exercise Price for the Shares to be purchased. Payment shall be in cash, personal check or by certified or bank cashier’s check payable to the order of the Corporation, free from all collection charges; provided, however, that payment may be made, at the Corporation’s option, (i) in Shares owned by the Participant having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price, (ii) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of Shares issued upon exercise of the Option by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price (any remaining balance of the aggregate Exercise Price not satisfied by the “net exercise” must be paid in cash), or (iii) in a combination of cash and Shares. For these purposes, “Fair Market Value” shall mean the closing price for one Share as reported by the principal stock exchange on which the Shares are traded on the date that the Option Exercise Election (as defined below) is received by the Corporation; provided, however, that if an Option Exercise Election is received after the close of trading for a particular day but prior to the opening of trading for the following trading day, then the closing price for one Share as of the most-recent close of trading on such exchange will be deemed to be the Fair Market Value, even if such close occurred on a previous day.

7. TERMINATION OF SERVICES; FORFEITURE. Notwithstanding any other provision of this Agreement, upon a termination of Participant’s services with the Corporation and its Subsidiaries, (i) regardless of the reason for such termination, the unvested portion of this Option shall be immediately canceled and terminated, (ii) unless such termination of Participant’s services was for “cause” (as determined by the Committee in its sole Discretion), the vested portion of this Option shall be exercisable for a period of 90 days following such termination and (iii) if the termination of Participant’s services with the Corporation and its Subsidiaries was for “cause” (as determined by the Committee in its sole Discretion), the vested portion of this Option shall be immediately canceled and terminated.

8. RIGHTS AS STOCKHOLDER. Participant shall have no rights as a stockholder of the Corporation in respect of any Shares covered by this Option until such Shares have been paid for in full and issued to the Participant.

9. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting this Option, the rights of the Participant will be adjusted as provided in Section 5(d) of the Plan.

10. NON-TRANSFERABILITY OF OPTION. Without the express written consent of the Committee, which may be withheld for any reason in its sole Discretion, the Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by the Participant. The terms of the Plan and this Agreement shall be binding upon the Participant’s executors, administrators, heirs, successors and assigns. Any attempt to transfer the Option in any manner, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

11. TAX WITHHOLDING. The Participant hereby agrees that the Corporation or its Subsidiaries may take any reasonable actions necessary to comply with income and employment tax withholding obligations as may be required of the Corporation or any Subsidiary under applicable law on account of this Option. Participant acknowledges and agreements that at the time of exercise, and at any time thereafter as requested by the Corporation, the Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agree to make adequate provision for (including by means of a broker assisted cashless exercise), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation or its Subsidiaries, if any, which arise in connection with such exercise.

12. THE PLAN; AMENDMENT. This Option is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Committee shall have the right, in its sole Discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Corporation and the Participant. The Corporation shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. RIGHTS OF PARTICIPANTS; REGULATORY REQUIREMENTS. Without limiting the generality of any other provision of this Agreement or the Plan, Sections 21 and 22 of the Plan pertaining to the Participants’ rights and certain regulatory requirements (as such term is defined in the Plan) are hereby explicitly incorporated into this Agreement.

14. NOTICES. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

15. GOVERNING LAW. This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Michigan, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of Michigan.

16. TRANSFER OF PERSONAL DATA. The Participant authorizes, agrees and unambiguously consents to the transmission by the Corporation (and its Subsidiaries) of any personal data information related to this Option for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns. The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Corporation.

18. HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

20. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. ACQUIRED RIGHTS. The Participant acknowledges and agrees that: (a) the Corporation may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole Discretion of the Corporation; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

22. RESTRICTIVE COVENANTS; COMPENSATION RECOVERY. By signing this Agreement, Participant acknowledges and agrees that the Option subject to this Award or any Award previously granted to Participant by the Corporation or a Subsidiary shall (1) be subject to forfeiture as a result of the Participant’s violation of any agreement with the Corporation regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (2) shall be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Corporation or any of its Subsidiaries. For avoidance of doubt, compensation recovery rights to Shares (including Shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of Shares. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Corporation’s grant of this Award.

SIGNATURE PAGE FOLLOWS

GENTHERM INCORPORATED

Dated: ,	By:
Name:
Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AWARD AGREEMENT, NOR IN THE CORPORATION’S 2013 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. PARTICIPANT ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AGREEMENT.

Dated: ,	By:
Name:

EXHIBIT A

GENTHERM INCORPORATED

STOCK OPTION EXERCISE NOTICE

Gentherm Incorporated

21680 Haggerty Road, Ste. 101

Northville, MI 48167

Attention: Corporate Secretary

Date of Exercise:

This constitutes notice to Gentherm Incorporated (the “Corporation”) under my Option that I elect to purchase the below number of shares of common stock of the Corporation (the “Shares”) for the price set forth below.

Type of Option (check one):		Incentive ☐	Nonqualified ☐

Stock Option dated:

Number of Shares as to which Option is exercised:

Certificates to be issued, or book entry to made, in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

[Value of Shares delivered herewith[1]:	$	]

[Value of Shares pursuant to net exercise[2]:	$	]

[1]

Shares must meet the public trading requirements set forth in the Option. Shares must be valued in accordance with the terms of the Option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[2]	The Option must be a Nonqualified Option, and Gentherm Incorporated must have established net exercise procedures at the time of exercise, in order to utilize this payment method.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Gentherm Incorporated 2013 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option, and (iii) if this exercise relates to an Incentive Option, to notify you in writing within 15days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within 2 years after the Date of Grant of this Option or within 1 year after such Shares are issued upon exercise of this Option.

Very truly yours,

By:
Name:

Address:

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